Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2011 Second Quarter Financial Results

GAAP Net Income Improves by $41.2 Million from Second Quarter 2010;

Economic Income Improves by $18.5 Million from Second Quarter 2010

New York, August 5, 2011 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2011.

2011 Second Quarter GAAP Financial Information and Select Balance Sheet Data

For the second quarter of 2011 the Company reported GAAP net income of $20.0 million, or $0.26 per diluted share, driven by revenues of $59.4 million, other income of $26.7 million and an income tax benefit of $18.0 million. This result compares to a GAAP net loss of ($21.2) million, or ($0.29) per share, on revenues of $55.0 million and other loss of ($6.5) million for the second quarter 2010.  The significant improvement in GAAP net income was primarily due to increased revenues from our two primary operating segments, a bargain purchase gain of $22.2 million on the acquisition of LaBranche & Co. Inc. (“LaBranche”) which closed on June 28, 2011, and a tax benefit of $18.3 million related to the acquisition during the quarter of a Luxembourg captive reinsurance company.  These improvements were partially offset by higher expenses incurred in the second quarter of 2011 relative to the comparable prior period.

The table below summarizes the Company’s GAAP financial results for the three months ended June 30, 2011 and 2010 and March 31, 2011.

Summary GAAP Financial Information

	Three Months Ended
	June 30,			March 31,
(Dollar amounts in millions, except per share information)	2011	2010	% Δ	2011	% Δ

Revenues	$59.4	$55.0	8%	$64.2	(8)%
Expenses	(81.5)	(71.7)	14%	(82.2)	(1)%
Other income (loss)	26.7	(6.5)	NM	19.0	40%
Income tax benefit (expense)	18.0	(0.6)	NM	(0.2)	NM
Net income (loss)	22.5	(23.7)	NM	0.9	NM

Net income (loss) attributable to Cowen Group, Inc.	$20.0	$(21.2)	NM	$0.1	NM
Earnings per diluted share / (Loss per share)	$0.26	$(0.29)	NM	$0.00	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of June 30, 2011, was $638.0 million, or book value per share of $5.49, compared to stockholders’ equity of $449.3 million, or book value per share of $5.95, as of December 31, 2010.  At June 30, 2011, the Company’s tangible book value per share was $5.11 compared to $5.42 at December 31, 2010. The declines in book value and tangible book value per share were primarily due to the issuance of more than 40 million shares of Cowen Class A common stock in exchange for all of the outstanding shares of LaBranche upon the consummation of the acquisition of LaBranche on June 28, 2011. The table below provides select balance sheet data as of June 30, 2011, March 31, 2011, and December 31, 2010.

Select Balance Sheet Data

	June 30	March 31	Dec 31
(Dollar amounts in millions, except per share information)	2011	2011	2010
Stockholders’ equity	$638.0	$456.6	$449.3
Tangible stockholders’ equity	$594.2	$417.4	$409.3
Common shares outstanding(1)	116.2	75.6	75.5

Book value per share	$5.49	$6.04	$5.95
Tangible book value per share	$5.11	$5.52	$5.42

(1)	The increase in the number of common shares outstanding at June 30, 2011, was the result of the completion of Cowen’s acquisition of LaBranche on June 28, 2011.

“I am pleased to report that we recorded our third consecutive quarter of economic income as our operating businesses improved and our balance sheet investment portfolio performed well,” said Peter Cohen, Chairman and CEO.  “During the quarter, our alternative investment management business, Ramius, increased assets under management by nine percent, marking the sixth consecutive quarter of asset increases. Our broker-dealer platform, Cowen and Company, continued to make progress during the second quarter. Our public underwriting revenues thus far in 2011 are already higher than we produced in all of 2010 and, following the addition of a number of skilled professionals, the investment banking and capital markets teams are working increasingly well together to build on current momentum. Finally, the consummation of the LaBranche acquisition provides Cowen with increased liquidity and an improved capital position and we expect to utilize a portion of the acquired capital to execute our recently announced $20 million share repurchase program. This program is intended to enhance shareholder value and, with our shares trading at a discount to tangible book value, we view them as an attractive investment.”

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principals (“GAAP”).  Economic Income financial measures are considered by management to be supplemental to the GAAP results and are intended to provide a more complete presentation of the Company’s performance as management measures it.  The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds (both 2010 and 2011); (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction (both 2010 and 2011); (iii) excludes certain other acquisition-related and/or reorganization expenses (2011 only); and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition (2011 only).  In addition, in presenting Economic Income (Loss), the Company reclassifies certain revenues and expenses.  For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release. The table below provides summary Economic Income (Loss) financial information for the three months ended June 30, 2011 and 2010 and March 31, 2011.

Summary Economic Income (Loss) Financial Information

	Three Months Ended
	June 30,			March 31,
(Dollar amounts in millions, except per share information)	2011	2010	% Δ	2011	% Δ

Revenues	$82.4	$48.6	70%	$79.7	3%
Expenses	(80.4)	(66.5)	21%	(72.3)	11%
Net Economic Income (Loss) before non-controlling interests	2.0	(17.9)	NM	7.4	(73)%
Economic Income (Loss)	$0.6	$(17.9)	NM	$7.0	(92)%

Economic Income (Loss) per diluted share(1)	0.01	(.25)	NM	0.09	(92)%

Economic Income (Loss) excluding certain non-cash items	$2.8	$(12.8)	NM	$12.3	(77)%

(1) Consensus earnings that are reported by earnings estimate services, such as First Call, are on this basis.

Second Quarter Economic Income and AUM Highlights

•                 Economic Income increased by $18.5 million to $0.6 million in the second quarter 2011 from an Economic Loss of $17.9 million in the second quarter 2010, driven by increased revenues across most of our business units, partially offset by higher expenses.

•                 Investment banking revenue increased 44% to $14.3 million in the second quarter 2011 on 13 transactions closed during the quarter, from $9.9 million on 12 transactions in the comparable period of 2010.

•                Incentive income increased to $5.7 million in the second quarter 2011 from an incentive loss of ($0.5) million in the second quarter 2010.

•                 Investment income increased to $22.7 million in the second quarter 2011 from an investment loss of ($2.9) million in the second quarter 2010.  The Company recorded gross investment income of $18.3 million associated with its Luxembourg captive reinsurance acquisition program in the second quarter of 2011.

•                 Compensation and benefits expense excluding reimbursed compensation, severance charges and compensation expense related to the 2008 acquisition of Latitude declined to 49% of Economic Income revenue in the second quarter 2011, from 68% in the second quarter 2010, driven by increased revenues.

•                Non-compensation expenses increased 20% to $38.8 million in the second quarter 2011 from $32.2 million in the second quarter 2010 due primarily to $4.3 million of expenses associated with the Luxembourg captive reinsurance acquisition program and other increases in variable expenses incurred in the second quarter 2011.

•                 Assets under management increased by approximately $917 million to $10.66 billion as of July 1, 2011, as compared to $9.74 billion as of April 1, 2011, including net subscriptions of $839 million and performance-related appreciation in assets under management of $78 million.

2011 Second Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the second quarter 2011 was $82.4 million, a 70% increase compared to $48.6 million in the second quarter 2010.  The increase in Economic Income revenue was primarily the result of an increase in investment income, investment banking fees, incentive income and management fees, partially offset by a reduction in brokerage revenue.

	Three Months Ended
	June 30,			Mar. 31,
(Dollar amounts in millions)	2011	2010	% Δ	2011	% Δ

Investment banking	$14.3	$9.9	44%	$14.7	(2)%
Brokerage	24.6	29.8	(17)%	27.6	(11)%
Management fees	15.5	12.2	28%	14.0	11%
Incentive income	5.7	(0.5)	NM	5.2	10%
Investment income	22.7	(2.9)	NM	17.2	32%
Other revenue	(0.5)	0.1	NM	1.1	NM
Total Revenues	$82.4	$48.6	70%	$79.7	3%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

Second quarter 2011 compensation and benefits expense was $42.4 million, an 18% increase compared to $35.9 million in the second quarter 2010.  The increase in compensation expense was primarily driven by increased stock compensation expense.

The compensation to Economic Income revenue ratio declined to 51% in the current quarter from 74% in the comparable prior year period driven by higher revenues.  Compensation and benefits expense for the second quarter 2011 and 2010 included $5.4 million and $2.4 million, respectively, in share-based and other non-cash deferred compensation expense. Compensation and benefits expense excludes equity award expense related to the 2009 Cowen / Ramius business combination of $1.8 million and $2.7 million in the second quarter 2011 and 2010, respectively.

Compensation and benefits expense was 49% of Economic Income revenue in the second quarter 2011, excluding $1.0 million of expenses associated with activities for which the Company is reimbursed, $1.0 million of severance expense and $0.2 million in compensation expenses related to the 2008 acquisition of Latitude.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter increased by 7% to $26.3 million as compared to $24.7 million in the comparable prior year quarter.  The increase was due to higher professional fees and additional expenses related to the build-out of our data center partially offset by decreases in occupancy and depreciation costs due to the consolidation of our office space.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $12.5 million in the second quarter 2011, up 66% compared to $7.6 million in the second quarter 2010.  The increase was primarily due to $4.3 million in professional expenses associated with the Luxembourg captive reinsurance acquisition program and $1.6 million in marketing/syndication expenses associated with certain funds within our alternative investment management business. There were no such expenses incurred in the second quarter 2010.

Alternative Investment Management Segment (“Ramius”)

Assets Under Management

As of July 1, 2011, the Company had assets under management of $10.7 billion, a 9% increase as compared to assets under management of $9.7 billion as of April 1, 2011. The $917 million increase in assets under management during the second quarter of 2011 resulted from $839 million in net subscriptions, and $78 million of net positive performance.

Management Fees

Management fees were $15.5 million in the second quarter 2011, an increase of 28% compared to $12.2 million in the second quarter 2010.  As compared to the prior year period, the increase in management fees was primarily the result of increased average total assets under management in the second quarter 2011.  This increase was partially offset by certain funds no longer charging management fees to affiliates of UniCredit S.pA, which became effective July 1, 2010.

The average annualized management fee charged in the second quarter 2011 was 0.61%, as compared to 0.62% in the second quarter 2010.

Incentive Income

Incentive income increased to $5.7 million in the second quarter 2011 from an incentive loss of ($0.5) million in the comparable prior year period.  The increase in incentive income was primarily related to a reversal of an accrual pertaining to subordination agreements entered into by the general partners of two real estate funds with those funds’ lead investors as well as a general increase in real estate performance.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period. Investment income increased by $25.6 million to $22.7 million in the second quarter 2011 from an investment loss of ($2.9) million in the prior year period. The increase primarily resulted from the recognition of a deferred tax benefit of $18.3 million (gross of expenses of $4.3 million included in variable expenses) pursuant to the acquisition of a Luxembourg captive reinsurance company, which is reflected within investment income in our Economic Income financial presentation, as well as improved performance in certain strategies of the firm’s invested capital.  Investment income in the second quarter of 2010 was negatively impacted by the adverse equity market environment that persisted through the quarter.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $24.6 million in the second quarter 2011, a decrease of 17% compared to $29.8 million in the second quarter 2010. The decline was primarily associated with decreased customer activity in the Company’s core customer facilitation business as cash equities volumes have remained at subdued levels thus far in 2011. For comparative purposes, aggregate NYSE and NASDAQ trading volumes declined by 28% during the quarter on a year-over-year basis.(1)

In the second quarter 2011, Cowen continued its efforts towards expanding its existing cash equities sales and trading platform into the electronic trading market. Cowen has hired senior professionals in recently-formed Electronic Products, Quantitative Trading Solutions, Institutional Convertible Securities and Equity Options groups.

Investment Banking

Investment banking revenue was $14.3 million in the second quarter 2011, an increase of $4.4 million, or 44%, compared to $9.9 million in the second quarter 2010.  The increase in revenues was primarily due to increased equity underwriting activities.

•                  Equity underwriting revenue was $7.3 million in the second quarter 2011, more than double the $3.5 million reported in the comparable prior year period.

•                  Strategic advisory revenue was $5.7 million in the second quarter 2011, an increase of $0.1 million compared to $5.6 million in the second quarter 2010.  The Company completed three strategic advisory transactions in each of the respective periods.

(1)  Source: Bloomberg.  Industry-wide volume trend is based on aggregate NYSE and NASDAQ trading volumes.  NYSE activity includes total volume of shares traded for all securities on NYSE using only NYSE volume. NASDAQ activity based on the NASDAQ Composite Total Volume Index.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2011 second quarter financial results on Friday, August 5, 2011, at 9:00 am EST.  The call can be accessed by dialing 1-866-356-4279 domestic or 1-617-597-5394 international.  The passcode for the call is 38607829.  A replay of the call will be available beginning at 12:00 pm August 5, 2011 through August 12, 2011.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 47537753.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment management segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment management products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate, health care royalty funds and cash management services.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Peter Poillon
Cowen Group, Inc.
(646) 562-1983

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues
Investment banking	$14,343	$9,938	$29,025	$15,943
Brokerage	24,607	29,793	52,198	59,369
Management fees	11,857	8,881	23,021	18,151
Incentive income	675	(100)	5,056	1,994
Interest and dividends	6,542	1,380	11,101	2,183
Reimbursement from affiliates	981	1,741	1,990	3,484
Other	232	398	922	1,020
Consolidated Funds
Interest and dividends	136	2,965	305	8,746
Other	8	4	8	370
Total revenues	59,381	55,000	123,626	111,260
Expenses
Employee compensation and benefits	43,575	38,547	88,662	81,980
Floor brokerage and trade execution	3,685	3,945	7,795	8,973
Interest and dividends	3,412	621	6,021	1,067
Professional, advisory and other fees	10,398	2,879	17,538	5,267
Service fees	4,366	4,034	7,978	7,853
Communications	4,342	3,153	7,235	6,454
Occupancy and equipment	4,991	5,845	10,113	11,474
Depreciation and amortization	2,011	2,390	4,069	4,884
Client services and business development	4,132	4,379	8,809	8,544
Other	(259)	4,710	4,034	12,092
Consolidated Funds
Interest and dividends	40	(177)	87	1,390
Professional, advisory and other fees	613	831	1,073	1,509
Floor brokerage and trade execution	—	285	—	994
Other	219	243	341	447
Total expenses	81,525	71,685	163,755	152,928
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	(329)	249	16,953	1,774
Bargain purchase gain	22,244	—	22,244	—
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	4,971	(8,211)	7,314	11,006
Net realized and unrealized (losses) gains on derivatives	(84)	720	(525)	500
Net (losses) gains on foreign currency transactions	(117)	777	(273)	52
Total other income (loss)	26,685	(6,465)	45,713	13,332

Income (loss) before income taxes	4,541	(23,150)	5,584	(28,336)
Income tax (benefit) expense	(17,954)	599	(17,791)	333
Net income (loss)	22,495	(23,749)	23,375	(28,669)
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	(2,458)	2,552	(3,256)	(5,504)
Net income (loss) attributable to Cowen Group, Inc.	$20,037	$(21,197)	$20,119	$(34,173)
Earnings (loss) per share:
Basic	$0.26	$(0.29)	$0.27	$(0.47)
Diluted	$0.26	$(0.29)	$0.26	$(0.47)

Weighted average shares used in per share data:
Basic	76,330	72,693	75,600	72,601
Diluted	77,898	72,693	76,889	72,601

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds (both 2010 and 2011); (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction (both 2010 and 2011); (iii) excludes certain other acquisition-related and/or reorganization expenses (2011 only); and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition (2011 only).  In addition, in presenting Economic Income (Loss), the Company reclassifies aggregate investment income to Revenues. This amount represents the income the Company has earned in investing its equity capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items.  Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, whereas for GAAP purposes such reimbursed expenses are shown as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization,

•                  Share-based and other non-cash deferred compensation expense, and

•                  Real estate related incentive fee losses due to certain claw back and subordination agreements with investors in certain real estate funds.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues
Investment banking	$14,343	$9,938	$29,025	$15,943
Brokerage	24,607	29,793	52,198	59,369
Management fees	15,539	12,160	29,586	24,774
Incentive income	5,697	(450)	10,860	1,532
Investment income	22,700	(2,912)	39,909	8,509
Other revenue	(481)	82	573	155
Total revenues	82,405	48,611	162,151	110,282
Expenses
Employee compensation and benefits	42,367	35,878	85,104	77,198
Interest and dividends	218	353	435	469
Fixed non-compensation expenses	26,276	24,650	47,863	49,115
Variable non-compensation expenses	12,506	7,556	21,454	16,342
Reimbursement from affiliates	(989)	(1,897)	(2,158)	(3,784)
Total expenses	80,378	66,540	152,698	139,340
Net Economic Income (Loss) before non-controlling Interests	2,027	(17,929)	9,453	(29,058)
Non-controlling interests	(1,465)	—	(1,940)	—
Economic Income (Loss)	$562	$(17,929)	$7,513	$(29,058)

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$562	$(17,929)	$7,513	$(29,058)
Exclusion of depreciation and amortization expense	2,011	2,390	4,069	4,884
Exclusion of share-based and other non-cash deferred compensation expense	5,435	2,424	9,505	4,473
Exclusion of real estate related incentive fee (gain) loss	(5,214)	350	(5,996)	461
Economic Income (Loss) Excluding Certain Non-cash Items	$2,795	$(12,765)	$15,092	$(19,240)

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2011

(Dollar amounts in thousands)

	Three Months Ended June 30, 2011
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$14,343	—		—	$14,343
Brokerage	24,607	—		—	24,607
Management fees	11,857	3,216	(a)	466	15,539
Incentive income	675	5,022	(a)	—	5,697
Investment income	—	22,700	(c)	—	22,700
Interest and dividends	6,542	(6,542	)(c)	—	—
Reimbursement from affiliates	981	(989	)(b)	8	—
Other revenue	232	(713	)(c)	—	(481)
Consolidated Funds	144	—		(144)	—
Total revenues	59,381	22,694		330	82,405

Expenses
Compensation & Benefits	43,575	(1,208)		—	42,367
Interest and dividends	3,412	(3,194	)(c)	—	218
Non-compensation expenses - Fixed	—	26,276	(c)	—	26,276
Non-compensation expenses - Variable	—	12,506	(c)(d)	—	12,506
Non-compensation expenses	33,666	(33,666	)(c)(d)	—	—
Reimbursement from affiliates	—	(989	)(b)	—	(989)
Consolidated Funds	872	—		(872)	—
Total expenses	81,525	(275)		(872)	80,378

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(329)	329	(c)	—	—
Bargain purchase gain	22,244	(22,244	)(e)	—	—
Consolidated Funds net gains (losses)	4,770	(2,575)		(2,195)	—
Total other income (loss)	26,685	(24,490)		(2,195)	—

Income (loss) before income taxes and non-controlling interests	4,541	(1,521)		(993)	2,027

Income taxes (Benefit)	(17,954)	17,954	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	22,495	(19,475)		(993)	2,027

(Income) loss attributable to non-controlling interests	(2,458)	—		993	(1,465)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$20,037	$(19,475)		—	$562

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)          Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)         Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)          Economic Income recognizes Company income from proprietary trading net of related expenses.

(d)         Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e)          Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2010

(Dollar amounts in thousands)

	Three Months Ended June 30, 2010
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$9,938	—		—	$9,938
Brokerage	29,793	—		—	29,793
Management fees	8,881	2,480	(a)	799	12,160
Incentive income	(100)	(350	)(a)	—	(450)
Investment Income	—	(2,912	)(c)	—	(2,912)
Interest and dividends	1,380	(1,380	)(c)	—	—
Reimbursement from affiliates	1,741	(1,896	)(b)	155	—
Other Revenue	398	(316	)(c)	—	82
Consolidated Funds	2,969	—		(2,969)	—
Total revenues	55,000	(4,374)		(2,015)	48,611

Expenses
Compensation & Benefits	38,547	(2,669)		—	35,878
Interest and dividends	621	(268	)(c)	—	353
Non-compensation expenses - Fixed	—	24,650	(c)	—	24,650
Non-compensation expenses - Variable	—	7,556	(c)(d)	—	7,556
Non-compensation expenses	31,335	(31,335	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,897	)(b)	—	(1,897)
Consolidated Funds	1,182	—		(1,182)	—
Total expenses	71,685	(3,963)		(1,182)	66,540

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	249	(249	)(c)	—	—
Consolidated Funds net gains (losses)	(6,714)	3,329		3,385	—
Total other income (loss)	(6,465)	3,080		3,385	—

Income (loss) before income taxes and non-controlling interests	(23,150)	2,669		2,552	(17,929)

Income taxes (Benefit)	599	(599	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(23,749)	3,268		2,552	(17,929)

(Income) loss attributable to non-controlling interests	2,552	—		(2,552)	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(21,197)	$3,268		—	$(17,929)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2011

(Dollar amounts in thousands)

	Six Months Ended June 30, 2011
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$29,025	—		—	$29,025
Brokerage	52,198	—		—	52,198
Management fees	23,021	5,586	(a)	979	29,586
Incentive income	5,056	5,804	(a)	—	10,860
Investment Income	—	39,909	(c)	—	39,909
Interest and dividends	11,101	(11,101	)(c)	—	—
Reimbursement from affiliates	1,990	(2,158	)(b)	168	—
Other Revenue	922	(349	)(c)	—	573
Consolidated Funds	313	—		(313)	—
Total revenues	123,626	37,691		834	162,151

Expenses
Compensation & Benefits	88,662	(3,558)		—	85,104
Interest and dividends	6,021	(5,586	)(c)	—	435
Non-compensation expenses - Fixed	—	47,863	(c)	—	47,863
Non-compensation expenses - Variable	—	21,454	(c)(d)	—	21,454
Non-compensation expenses	67,571	(67,571	)(c)(d)	—	—
Reimbursement from affiliates	—	(2,158	)(b)	—	(2,158)
Consolidated Funds	1,501	—		(1,501)	—
Total expenses	163,755	(9,556)		(1,501)	152,698

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	16,953	(16,953	)(c)	—	—
Bargain purchase gain	22,244	(22,244	)(e)	—	—
Consolidated Funds net gains (losses)	6,516	(2,865)		(3,651)	—
Total other income (loss)	45,713	(42,062)		(3,651)	—

Income (loss) before income taxes and non-controlling interests	5,584	5,185		(1,316)	9,453

Income taxes (Benefit)	(17,791)	17,791	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	23,375	(12,606)		(1,316)	9,453

(Income) loss attributable to non-controlling interests	(3,256)	—		1,316	(1,940)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$20,119	$(12,606)		—	$7,513

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e)	Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2010

(Dollar amounts in thousands)

	Six Months Ended June 30, 2010
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$15,943	—		—	$15,943
Brokerage	59,369	—		—	59,369
Management fees	18,151	4,929	(a)	1,694	24,774
Incentive income	1,994	(462	)(a)	—	1,532
Investment Income	—	8,509	(c)	—	8,509
Interest and dividends	2,183	(2,183	)(c)	—	—
Reimbursement from affiliates	3,484	(3,784	)(b)	300	—
Other Revenue	1,020	(865	)(c)	—	155
Consolidated Funds	9,116	—		(9,116)	—
Total revenues	111,260	6,144		(7,122)	110,282

Expenses
Compensation & Benefits	81,980	(4,782)		—	77,198
Interest and dividends	1,067	(598	)(c)	—	469
Non-compensation expenses - Fixed	—	49,115	(c)	—	49,115
Non-compensation expenses - Variable	—	16,342	(c)(d)	—	16,342
Non-compensation expenses	65,541	(65,541	)(c)(d)	—	—
Reimbursement from affiliates	—	(3,784	)(b)	—	(3,784)
Consolidated Funds	4,340	—		(4,340)	—
Total expenses	152,928	(9,248)		(4,340)	139,340

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	1,774	(1,774	)(c)	—	—
Consolidated Funds net gains (losses)	11,558	(8,836)		(2,722)	—
Total other income (loss)	13,332	(10,610)		(2,722)	—

Income (loss) before income taxes and non-controlling interests	(28,336)	4,782		(5,504)	(29,058)

Income taxes (Benefit)	333	(333	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(28,669)	5,115		(5,504)	(29,058)

(Income) loss attributable to non-controlling interests	(5,504)	—		5,504	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(34,173)	$5,115		—	$(29,058)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.